Exhibit 11

                  Aerial Communications, Inc. and Subsidiaries
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended September 30,                                       1999                1998
--------------------------------                                       ----                ----
Basic Earnings Per Common Share:
    Net (Loss)                                                 $       (76,181)     $      (79,137)
                                                               ================     ===============
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                                   71,928              71,735
                                                               ================     ===============
Basic Earnings Per Common Share
    Net (Loss)                                                 $         (1.06)     $        (1.10)
                                                               ================     ===============

Diluted Earnings Per Common Share:
    Net (Loss)                                                 $       (76,181)     $      (79,137)
                                                               ================     ===============
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                                   71,928              71,735
                                                               ================     ===============
Diluted Earnings Per Common Share
    Net (Loss)                                                 $         (1.06)     $        (1.10)
                                                               ================     ===============

Nine Months Ended September 30,                                        1999                1998
-------------------------------                                        ----                ----
Basic Earnings Per Common Share:
    Net (Loss)                                                 $       (98,806)     $     (255,532)
                                                               ================     ===============
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                                   71,883              71,701
                                                               ================     ===============
Basic Earnings Per Common Share
    Net (Loss)                                                 $         (1.37)     $        (3.56)
                                                               ================     ===============

Diluted Earnings Per Common Share:
    Net (Loss)                                                 $       (98,806)     $     (255,532)
                                                               ================     ===============
    Weighted average number of Common and Series A
        Common Shares Outstanding (1)                                   71,883              71,701
                                                               ================     ===============
Diluted Earnings Per Common Share
    Net (Loss)                                                 $         (1.37)     $        (3.56)
                                                               ================     ===============

(1) Weighted average number of Common and Series A Common Shares outstanding was calculated based on the number of shares outstanding during the period.



                                   22